Exhibit 24

POWER OF ATTORNEY

Each of the undersigned officers and/or directors of The Stanley Works, a Connecticut corporation (the “Registrant”), does hereby make, constitute and appoint each of Bruce H. Beatt and Kathryn P. Sherer, with full power of substitution and resubstitution, as attorney of the undersigned, to execute and file (a) a Registration Statement on Form S-4 (the “Form S-4 Registration Statement”) under the Securities Act of 1933 concerning the Registrant’s common stock, par value $2.50 per share, to be issued in connection with the merger of Blue Jay Acquisition Corp. with and into The Black & Decker Corporation, (b) any and all amendments (including post-effective amendments), supplements and exhibits to the Form S-4 Registration Statement and (c) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-4 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said officer and/or director, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

IN WITNESS WHEREOF, each undersigned has subscribed these presents as of the applicable date set forth below.

Signature	Title	Date

/s/ John F. Lundgren John F. Lundgren	Chairman, Chief Executive Officer and Director	December 1, 2009

/s/ Donald Allan, Jr. Donald Allan, Jr.	Vice President and Chief Financial Officer	December 1, 2009

/s/ John G. Breen John G. Breen	Director	November 30, 2009

/s/ Patrick D. Campbell Patrick D. Campbell	Director	November 28, 2009

/s/ Carlos M. Cardoso Carlos M. Cardoso	Director	December 1, 2009

/s/ Virgis W. Colbert Virgis W. Colbert	Director	November 27, 2009

/s/ Robert B. Coutts Robert B. Coutts	Director	November 30, 2009

/s/ Eileen S. Kraus Eileen S. Kraus	Director	November 27, 2009

/s/ Marianne Miller Parrs Marianne Miller Parrs	Director	November 30, 2009

/s/ Lawrence A. Zimmerman Lawrence A. Zimmerman	Director	December 1, 2009